SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2002

APPLIED MICROSYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-26778	91-1074996
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 148TH Avenue N.E., Redmond, Washington 98052

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (425) 882-2000

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition or Disposition of Assets.

     On May 23, 2002, Applied Microsystems Corporation (the “Company”) announced that it had completed the acquisition of REBA Technologies, Inc. pursuant to an Agreement and Plan of Reorganization, dated as of May 22, 2002, by and among the Company, Libra Networks, Inc., a wholly-owned subsidiary of the Company, and the holders of all of the outstanding stock of REBA. Pursuant to the merger agreement, REBA and Libra combined into a single company through the statutory merger of REBA with and into Libra. REBA’s patent-pending technology is focused on enhancing the operation of server farms for enterprises, application server providers and network service providers.

     The acquisition consideration received by REBA’s three shareholders (Lary Evans, Harvey Ring and Sylvia Acevedo) consisted of an aggregate of 350,000 shares of the Company’s common stock plus an aggregate principal amount of $178,000 of promissory notes, due May 22, 2004, and bearing interest at the rate of 6% annually. The Company did not acquire any personnel, tangible assets or known liabilities in the transaction, and intends to pay the notes when due from working capital funds.

     Because Mr. Evans is a director of the Company and was the holder of approximately 86% of REBA’s outstanding shares, the negotiation of the terms of the acquisition was handled by an independent committee of the Company’s Board of Directors composed of disinterested directors. This committee engaged an independent valuation firm to provide a basis for negotiations, and ultimately recommended that the transaction be approved by the Company’s entire Board of Directors.

     At closing of the transaction, 50% of the merger consideration, comprising 175,000 shares of the Company’s common stock and $89,000 of promissory notes, was placed into an escrow for the purpose of securing the indemnification obligations of the REBA shareholders under the merger agreement. Those shares and notes will remain in escrow for a period of three years from the closing date and until all pending claims for indemnification, if any, have been resolved. The transaction was structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     The preceding discussion of the significant terms and provisions of the merger agreement is qualified by reference to the agreement attached as Exhibit 2.1 to this report.

     A copy of the Company’s press release announcing the transaction is attached hereto as exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

       (a)  Financial statements of businesses acquired.

Not required. The acquisition’s purchase price did not exceed 10% of the total assets of the registrant and its consolidated subsidiaries, and did not involve a business (pursuant to Section 210.11-01(d) of Regulation S-X) which is significant (pursuant to Section 210.11-01(b) of Regulation S-X).

       (b)  Pro forma financial information.

Not required. The acquisition’s purchase price did not exceed 10% of the total assets of the registrant and its consolidated subsidiaries, and did not involve a business (pursuant to Section 210.11-01(d) of Regulation S-X) which is significant (pursuant to Section 210.11-01(b) of Regulation S-X).

       (c)  Exhibits.

Exhibit No.       Description

2.1	Agreement and Plan of Reorganization dated as of May 22, 2002, by and among Applied Microsystems Corporation, a Washington corporation, Libra Networks, Inc., a Washington corporation and wholly owned subsidiary of Applied, REBA Technologies, Inc., a Delaware corporation, and the holders of all of the outstanding stock of REBA.

99.1	Escrow Agreement dated as of May 22, 2002, by and among Applied Microsystems Corporation, a Washington corporation, Lary Evans, as agent and representative of the stockholders of REBA, Gray Cary Ware & Freidenrich LLP, as escrow agent, and Lary Evans, Sylvia Acevedo and Harvey Ring.

99.2	Press release, dated May 22, 2002, announcing the Company’s acquisition of REBA Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICROSYSTEMS CORPORATION

Dated: May 24, 2002	By:	/s/ Robert C. Bateman

	By:	Robert C. Bateman
	Its:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.       Description

2.1	Agreement and Plan of Reorganization dated as of May 22, 2002, by and among Applied Microsystems Corporation, a Washington corporation, Libra Networks, Inc., a Washington corporation and wholly owned subsidiary of Applied, REBA Technologies, Inc., a Delaware corporation, and the holders of all of the outstanding stock of REBA.

99.1	Escrow Agreement dated as of May 22, 2002, by and among Applied Microsystems Corporation, a Washington corporation, Lary Evans, as agent and representative of the stockholders of REBA, Gray Cary Ware & Freidenrich LLP, as escrow agent, and Lary Evans, Sylvia Acevedo and Harvey Ring.

99.2	Press release, dated May 22, 2002, announcing the Company’s acquisition of REBA Technologies, Inc.